UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities and Exchange Act of 1934

Date of Report: May 27, 2005

(Date of earliest event reported)

eGAIN COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-30260	77-0466366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

345 E. Middlefield Road, Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 230-7500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective May 27, 2005, the Board of Directors (the “Board”) of eGain Communications Corporation (the “Company”), taking into account the recommendation of the Compensation Committee, approved the eGain Communications Corporation 2005 Management Stock Option Plan (the “Plan”), including the form of Notice of Stock Option Grant (the “Notice”) and the form of Stock Option Agreement (the “Option Agreement”). Under the Plan, the Compensation Committee may grant non-qualified stock options (the “Options”), at an exercise price of not less than 100% of the fair market value of the Company’s Common Stock, to directors, officers and key employees of the Company and its subsidiaries. Options granted under the Plan are subject to the Company’s right of repurchase, whose right shall lapse with respect to one-forty-eighth (1/48th) of the Options granted to a director or officer for each month of continuous service provided by such director or officer to the Company. The Options are exercisable for five (5) years from the date of grant. The Plan, including the form of Notice and the form of Option Agreement, is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements And Exhibits

(c)	Exhibits

EXHIBIT NO.	—	DESCRIPTION
10.1		eGain Communications Corporation 2005 Management Stock Option Plan

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 27, 2005	eGAIN COMMUNICATIONS CORPORATION

	By:	/s/ Eric Smit
Eric Smit Chief Financial Officer (Principal Financial Officer and Duly Authorized Signatory)

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EXHIBIT INDEX

Exhibit No.	Description
10.1	eGain Communications Corporation 2005 Management Stock Option Plan

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